Exhibit 99.1

Contacts: Investors
Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 454-1241
Contacts: Media
Meaghan Repko / Andrew Siegel / Jonathan Keehner
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

PREIT Announces New Independent Trustee Nomination
Michael J. DeMarco to Stand for Election at 2015 Annual Meeting of Shareholders

PHILADELPHIA, PA, February 26, 2015—Pennsylvania Real Estate Investment Trust (PREIT/NYSE: PEI) today announced that Michael J. DeMarco will be nominated to stand for election to the Company's Board of Trustees at its 2015 Annual Meeting of Shareholders.

"Michael is an accomplished industry veteran who brings valuable experience and perspectives to our already strong Board of Trustees," said Joseph F. Coradino, CEO of PREIT. "We look forward to working with Michael to build upon our recent achievements, advance our ongoing portfolio transformation efforts and continue delivering great results. The Company has a strong team in place, and we are confident that we are taking the right steps to create sustainable, long-term value for our shareholders."

 "We are pleased that our dialogue with PREIT has led to this result," said Jonathan Litt, Founder and Chief Investment Officer of Land & Buildings, a shareholder of PREIT. "Michael is well known and highly regarded in the REIT industry for his capital markets acumen and focus on driving shareholder value. He will be a valuable addition to the Board as the Company continues the progress it has already made elevating its portfolio and enhancing shareholder value."

Goldman, Sachs & Co. is serving as financial advisor to PREIT and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

About Michael J. DeMarco
Michael DeMarco has over 25 years of experience in the real estate industry. He was most recently the Chief Investment Officer of CCRE, a non-bank finance company and one the largest originators of CMBS. Mr. DeMarco was also an Executive Vice President with Vornado Realty Trust from 2010 to 2013. Prior to that Mr. DeMarco was a Partner at Fortress Investment from 2007 to 2010, overseeing on a direct basis a number of real estate operating companies that Fortress acquired. Additionally, he was a senior Managing Director with Lehman Brothers from 1993 to 2007 in the company's real estate investment banking unit specializing in mergers and acquisitions, structured finance, and initial public offerings. Mr. DeMarco started his career at First Boston as an investment banker in 1987 after graduating from the University of Chicago with an MBA in Finance. Mr. DeMarco graduated from Pace University with BBA in Accounting and a minor in History. He is also a Certified Public Accountant.

Forward-Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt, stated value of preferred shares and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2013 Revolving Facility, our 2014 Term Loans and Letter of Credit; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the effects of online shopping and other uses of technology on our retail tenants; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q in the section entitled "Item 1A. Risk Factors." We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.
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